CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                              AZTEC VENTURES, INC.,
                              a Nevada corporation

         Pursuant to the provisions of the Nevada Revised Statutes, Aztec Ventures, Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

         1. The undersigned hereby certifies that on the 5th day of September 2001, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

         RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

         To amend Article I of the corporation's Articles of Incorporation to provide that the name of the corporation shall be changed from Aztec Ventures, Inc. to Togs for Tykes, Inc.

         2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of Aztec Ventures, Inc.'s shares entitled to vote, voted in favor of the adoption of the Amendment to Article I of the Articles of Incorporation as follows:

1.       Name of corporation:  Togs for Tykes, Inc.
                               --------------------

         In witness whereof, the undersigned being the President and Secretary of Aztec Ventures, Inc., a Nevada corporation, hereunto affixes their signatures this 5th day of September 2001.

                                          Aztec Ventures, Inc.


                                          By: /s/ Becky Bauer
                                             ---------------------------------
                                                  Becky Bauer, President


                                          By: /s/ Brook Messick
                                             ---------------------------------
                                                  Brook Messick, Secretary





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